RealPage, Inc.
Fact Sheet
Date: February 26, 2015
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Revenue ($000's)
Total GAAP Revenue	$88,981	$94,451	$98,071	$95,519	$377,022	$100,563	$94,988	$104,536	$104,464	$404,551
Growth %	20%	20%	18%	11%	17%	13%	1%	7%	9%	7%

Total NON GAAP Revenue	$88,983	$94,451	$99,864	$96,441	$379,739	$101,887	$94,781	$104,144	$104,174	$404,986
Growth %	19%	20%	20%	12%	18%	15%	—%	4%	8%	7%

GAAP On Demand Revenue	$85,322	$90,825	$94,084	$92,081	$362,312	$97,008	$91,606	$100,747	$101,261	$390,622
Growth %	21%	21%	19%	13%	18%	14%	1%	7%	10%	8%

NON GAAP On Demand Revenue	$85,324	$90,825	$95,877	$93,003	$365,029	$98,332	$91,399	$100,355	$100,971	$391,057
Growth %	21%	21%	21%	14%	19%	15%	1%	5%	9%	7%

On Premise Revenue	$950	$1,011	$838	$892	$3,691	$865	$826	$755	$648	$3,094
Professional & Other Revenue	$2,709	$2,615	$3,149	$2,546	$11,019	$2,690	$2,556	$3,034	$2,555	$10,835
Expenses ($000's)
Cost of Revenue
GAAP View	$35,364	$37,340	$38,111	$37,506	$148,321	$39,927	$42,115	$46,311	$46,518	$174,871
Stock-based compensation	(750)	(676)	(785)	(900)	(3,111)	(1,007)	(866)	(1,141)	(812)	(3,826)
Amortization	(1,967)	(2,028)	(1,656)	(2,062)	(7,713)	(2,423)	(2,447)	(2,982)	(2,860)	(10,712)
Non GAAP	$32,647	$34,636	$35,670	$34,544	$137,497	$36,497	$38,802	$42,188	$42,846	$160,333
Depreciation	(1,843)	(1,444)	(1,480)	(1,800)	(6,567)	(1,858)	(2,013)	(2,311)	(2,330)	(8,512)
Adjusted EBITDA View	$30,804	$33,192	$34,190	$32,744	$130,930	$34,639	$36,789	$39,877	$40,516	$151,821

Product Development
GAAP View	$12,038	$11,727	$13,232	$13,641	$50,638	$14,841	$15,941	$17,528	$16,108	$64,418
Stock-based compensation	(1,131)	(721)	(1,271)	(1,665)	(4,788)	(1,912)	(2,144)	(2,707)	(1,874)	(8,637)
Non GAAP View	$10,907	$11,006	$11,961	$11,976	$45,850	$12,929	$13,797	$14,821	$14,234	$55,781
Depreciation	(754)	(632)	(749)	(909)	(3,044)	(1,043)	(1,171)	(1,319)	(1,375)	(4,908)
Adjusted EBITDA View	$10,153	$10,374	$11,212	$11,067	$42,806	$11,886	$12,626	$13,502	$12,859	$50,873

Sales & Marketing
GAAP View	$22,902	$23,924	$25,166	$23,902	$95,894	$25,991	$28,030	$29,949	$27,593	$111,563
Stock-based compensation	(3,201)	(2,004)	(2,686)	(3,102)	(10,993)	(3,143)	(3,101)	(3,774)	(2,948)	(12,966)
Amortization	(2,146)	(2,264)	(2,586)	(2,939)	(9,935)	(2,892)	(2,847)	(2,875)	(2,886)	(11,500)
Non GAAP View	$17,555	$19,656	$19,894	$17,861	$74,966	$19,956	$22,082	$23,300	$21,759	$87,097
Depreciation	(319)	(244)	(263)	(323)	(1,149)	(407)	(479)	(555)	(478)	(1,919)
Adjusted EBITDA View	$17,236	$19,412	$19,631	$17,538	$73,817	$19,549	$21,603	$22,745	$21,281	$85,178

General & Administrative

GAAP View	$16,507	$12,819	$15,554	$15,730	$60,610	$20,929	$16,819	$15,443	$16,011	$69,202
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Stock-based compensation	(2,163)	(2,660)	(2,994)	(2,988)	(10,805)	(3,163)	(3,922)	(1,914)	(2,622)	(11,621)
Amortization	—	—	—	—	—	—	(192)	—	—	(192)
Acquisition-Related Expense	(2,774)	949	(288)	(1,156)	(3,269)	(881)	(357)	(860)	111	(1,987)
Litigation-related expense	(406)	353	(278)	(330)	(661)	(4,677)	(168)	(39)	(31)	(4,915)
Non GAAP View	$11,164	$11,461	$11,994	$11,256	$45,875	$12,208	$12,180	$12,630	$13,469	$50,487
Depreciation	(769)	(808)	(871)	(889)	(3,337)	(880)	(917)	(920)	(844)	(3,561)
Asset Disposal/Other	(271)	(280)	(37)	(76)	(664)	(23)	(4)	(20)	(354)	(401)
Adjusted EBITDA View	$10,124	$10,373	$11,086	$10,291	$41,874	$11,305	$11,259	$11,690	$12,271	$46,525
Earnings
Adjusted EBITDA ($000's)	$20,666	$21,100	$23,745	$24,801	$90,312	$24,508	$12,504	$16,330	$17,247	$70,589
Margin	23%	22%	24%	26%	24%	24%	13%	16%	17%	17%

Non-GAAP Net Income ($000's)	$9,975	$10,420	$12,087	$12,391	$44,873	$12,057	$4,629	$6,526	$7,130	$30,342
Margin	11%	11%	12%	13%	12%	12%	5%	6%	7%	7%

Non-GAAP EPS	$0.13	$0.14	$0.16	$0.16	$0.59	$0.16	$0.06	$0.08	$0.09	$0.39
Growth	30%	27%	33%	14%	26%	23%	-57%	-50%	-44%	-34%

On Demand Revenue Detail ($000's)
Leasing and Marketing	$29,499	$30,858	$33,599	$30,484	$124,440	$32,427	$28,945	$29,805	$27,006	$118,183
% of Total	35%	34%	35%	33%	34%	33%	32%	30%	27%	30%
Y-O-Y growth	16%	15%	18%	9%	14%	10%	-6%	-11%	-11%	-5%

Property Management	$25,189	$26,626	$28,379	$28,336	$108,530	$28,868	$29,622	$31,260	$31,683	$121,433
% of Total	30%	29%	30%	30%	30%	29%	32%	31%	31%	31%
Y-O-Y growth	13%	15%	20%	13%	15%	15%	11%	10%	12%	12%

Resident Management	$22,155	$24,451	$24,476	$24,513	$95,595	$26,910	$22,626	$28,898	$31,672	$110,106
% of Total	26%	27%	26%	26%	26%	27%	25%	29%	31%	28%
Y-O-Y growth	31%	34%	25%	17%	26%	21%	-7%	18%	29%	15%

Asset Optimization	$8,481	$8,890	$9,423	$9,670	$36,464	$10,127	$10,206	$10,392	$10,610	$41,335
% of Total	10%	10%	10%	10%	10%	10%	11%	10%	11%	11%
Y-O-Y growth	39%	33%	31%	22%	31%	19%	15%	10%	10%	13%
On Demand Revenue Detail ($000's)
Subscription	$69,361	$73,440	$76,435	$79,082	$298,318	$82,126	$82,420	$87,012	$92,326	$343,884
% of Total	81%	81%	80%	85%	82%	84%	90%	87%	91%	88%
Y-O-Y growth	20%	22%	21%	17%	20%	18%	12%	14%	17%	15%

Transactional	$15,963	$17,385	$19,442	$13,921	$66,711	$16,206	$8,979	$13,343	$8,645	$47,173
% of Total	19%	19%	20%	15%	18%	16%	10%	13%	9%	12%
Y-O-Y growth	22%	20%	23%	-4%	15%	2%	-48%	-31%	-38%	-29%

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
ACV
Non-GAAP On Demand Annual Customer Value ($000's)	$350,174	$364,801	$386,039	$378,131		$398,976	$367,249	$404,055	$405,248
Total ACV Growth (QTD)	23%	21%	20%	14%		14%	1%	5%	7%
Organic ACV Growth (QTD)	20%	20%	19%	11%		13%	-1%	3%	6%
Unit Trend
On Demand Units - Ending (000's)	8,545	8,616	8,730	9,022		9,285	9,371	9,496	9,560
Average Unit Renewal Rate
Average Renewal Rate (8 quarters)	95.3%	95.5%	95.4%	95.3%		95.2%	95.2%	95.3%	95.3%
RPU
NON GAAP On Demand RPU (QTD) (whole $)	$40.98	$42.34	$44.22	$41.91		$42.97	$39.19	$42.55	$42.39
Top ACV / RPU
Top 100 ACV ($000's)	$163,454	$164,474	$172,727	$177,723		$184,204	$184,181	$187,588	$183,478

Top 100 ACV RPU	$54.88	$55.85	$57.85	$58.71		$57.48	$59.12	$60.68	$59.30

Top 50 RPU Clients ACV ($000's)	$48,478	$43,784	$44,352	$46,896		$45,375	$44,641	$46,876	$45,984

Top 50 RPU Clients RPU	$126.50	$132.80	$133.70	$135.60		$136.60	$141.90	$142.10	$146.71

Industry Data (1)
Occupancy	94.9%	95.3%	95.4%	95%		95%	95.6%	95.7%	95.3%

Annual Change in effective rents	2.6%	3.1%	3.2%	2.8%		2.9%	3.5%	3.7%	4.6%

Supply				163.2					232.0

Headcount
Total Ending RP Headcount	3,217	3,396	3,320	3,337		3,506	3,758	3,757	3,875

Total International Headcount (included above)	682	799	858	900		977	1,153	1,216	1,363
% International Headcount	21%	24%	26%	27%		28%	31%	32%	35%
(1) Based on information from MPF Research.

Definitions
*Please read in conjunction with the Company's Quarterly Report on Form 10-Q/A previously filed with the Securities and Exchange Commission on November 12, 2014 as well as the explanation of Non-GAAP measures posted to the Company's IR website.

Subscription on demand revenue:  Represents revenue from products related to license and subscription fees comprised of a charge billed at the initial order date and monthly or annual subscription fees for accessing our on demand software solutions. The license fee billed at the initial order date is recognized as revenue on a straight-line basis over the longer of the contractual term or the period in which the customer is expected to benefit, which we consider to be three years. Recognition starts once the product has been activated. Revenue from monthly and annual subscription fees is recognized on a straight-line basis over the access period.

Transactional on demand revenue:  Represents revenue related to services performed influenced by leasing velocity (resident renewal/churn rate). This revenue stream is primarily related to our Leasing and Marketing solutions consisting of transactional elements of our Screening, Websites, Lead Generation, and Contact Center solutions. It also includes transactional elements of our Renter’s Insurance (contingent commission) and Spend Management solutions.

Leasing and Marketing on demand revenue:  Consists of our Screening, Websites, Lead Management, Lead Generation, and Contact Center solutions. On demand annual revenue from this product family was approximately 70% subscription.

Property Management on demand revenue:  Consists of our Facilities, Accounting, Property Management, and Spend Management solutions. On demand annual revenue from this product family was approximately 95% subscription.

Resident Services on demand revenue:  Consists of our Renter’s Insurance, Resident Billing, Payments, Online Living and Contact Center Maintenance solutions. On demand annual revenue from this product family was approximately 95% subscription.

Asset Optimization on demand revenue:  Consists of our YieldStar, Business Intelligence and MPF Research solutions. On demand annual revenue from this product family was approximately 100% subscription.

Non-GAAP Financial Measures

Our IR Fact Sheet, dated as of February 26, 2015, contains non-GAAP financial measures and should be read in concert with our Annual Report on Form 10-K and Quarterly Report on Form 10-Q/A filed on March 3, 2014 and November 12, 2014, respectively. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments), loss on disposal of assets, and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.
Specifically, we define the measures as follows:

•	Non-GAAP total revenue is total revenue plus acquisition-related and other deferred revenue

•
Non-GAAP on demand revenue represents on demand revenue plus acquisition-related and other deferred revenue adjustments. We use this metric to evaluate our on demand revenue as we believe its inclusion provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

•
Ending on demand units represents the number of rental housing units managed by our customers with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our customers’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

•
Non-GAAP net income is net (loss) income plus acquisition-related and other deferred revenue, amortization of intangible assets, stock-based compensation expense, acquisition-related expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), loss on disposal of assets, stock registration costs, and an adjustment to income tax expense (benefit) to reflect our effective tax rate

•
Adjusted EBITDA is net (loss) income plus acquisition-related and other deferred revenue, depreciation and asset impairment, loss on sale of assets, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), stock registration costs, and acquisition-related expenses

•
RPU, or non-GAAP on demand revenue per average on demand unit, represents non-GAAP on demand revenue for the period presented divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. We monitor this metric to measure our success in increasing the number of on demand software solutions utilized by our customers to manage their rental housing units, our overall revenue and profitability.

•	ACV, or annualized non-GAAP on demand revenue per average on demand unit, is calculated by multiplying ending on demand units by annualized Non-GAAP on demand revenue per average on demand unit

•	On Demand Revenue Detail uses non-GAAP on demand revenue (defined above) for each product family and for subscription and transactional components

•	Top 100 ACV is ACV (defined above) and RPU (defined above) for our largest ACV customers

•	Top 50 RPU is ACV (defined above) and RPU (defined above) for our largest RPU customers
We believe that the use of these non-GAAP financial measures is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods and gives them insight into specific components of our business. We believe that:

•
These non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance, facilitate period-to-period comparisons of operations and facilitate comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;

•
With respect to Adjusted EBITDA and non-GAAP net income, it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and

•
it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use these non-GAAP financial measures in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on these non-GAAP financial measures as our only measures of operating performance. For example, Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using these non-GAAP financial measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.  For example, with respect to non-GAAP net income and Adjusted EBITDA, the most directly comparable GAAP measure is net (loss) income.